EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-96967, No. 333-55082, No. 333-48226, No. 333-31120, No. 333-69381, No. 333-37371, No. 333-37369 and No. 33-58991) of Exar Corporation of our report dated May 11, 2004 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated May 11, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
June 14, 2004